Exhibit 23.5

APPLEBY SPURLING HUNTER

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX

Bermuda

We hereby consent to the use of our name in the Registration Statement on Form S-1 (File No. 333-121407) of Lazard Ltd. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,

/s/ APPLEBY SPURLING HUNTER
Appleby Spurling Hunter

February 10, 2005